SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2010
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12154 (Commission File Number)	73-1309529 (IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
     As disclosed in its press release dated January 11, 2010, Waste Management, Inc. (the “Company”) is hosting an Investor and Analyst Day on March 4, 2010. Members of the Company’s senior management will be making presentations that may include material non-public information, including information related to the Company’s strategy and forecasts for future performance. The presentations are schedule to begin at 8:00 a.m. Eastern time.
     A live webcast of the meeting and the accompanying presentations will be available on the Company’s website at http://www.wm.com under the Investor Relations section. Additionally, a replay of the webcast will be archived and the presentations will be posted on the website until 5:00 p.m. Eastern Time on March 18, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: March 2, 2010	By:	/s/ Don P. Carpenter
Don P. Carpenter, Vice President